UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009
SkillSoft Public Limited Company

 (Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-3000

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01. Entry into Material Definitive Agreement
SIGNATURE

Item 1.01.  Entry into a Material Definitive Agreement

On May 21, 2009, SkillSoft Corporation (the “Company”), a wholly-owned subsidiary of SkillSoft Public Limited Company, entered into an Amendment (the “Amendment”) to the Lease, dated as of June 9, 2004, as amended (the “Lease”), between the Company and Hewlett Packard Company. The Amendment was entered into between the Company and John J. Flatley D/B/A John J. Flatley Company as successor in interest to Hewlett Packard Company.

Pursuant to the Amendment, the Company extended the term of the Lease (which was to expire in June 2009) through June 30, 2014. The Amendment provides that the annual base rent from July 1, 2009 through June 30, 2010 will be $303,485. During the following four successive 12-month periods, the annual base rent will increase to $314,323, $325,162, $346,840 and $357,678, respectively. The Amendment also provides the Company with an option to extend the Lease for an additional term of five years at a fixed rent equal to the then current market rent and otherwise on the same terms and conditions of the Lease, provided the Company is not in default under the Lease and has not subleased the premises or assigned the lease.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company
Date: May 28, 2009	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer